Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.
Wyong, Australia
Ultrafilter Pty. Ltd.
Nunwaiding, Victoria, Australia
Donaldson Filtration Österreich, GmbH
Wien, Austria
Donaldson Europe, b.v.b.a.
Donaldson Coordination Center, b.v.b.a.
Donaldson Belgie, b.v.b.a.
Leuven, Belgium
Donaldson do Brasil
Equipamentos Industriais Ltda
Saõ Paulo, Brazil
Donaldson Canada, Inc.
Athens, Ontario, Canada
Donaldson Far East Ltd.
Hong Kong, S.A.R., China
Donaldson (Wuxi) Filters Co., Ltd.
Wuxi, China
Donaldson Czech Republic s.r.o.
Klasterec nad Ohri, Czech Republic
Donaldson Industrial CR - Konzern s.r.o.
Kadan, Czech Republic
Donaldson Filtration CR - Konzern s.r.o.
Prague, Czech Republic

Donaldson Scandinavia a.p.s.
Horsholm, Denmark
Donaldson France, s.a.s.
Bron, France
Donaldson, s.a.s.
Domjean, France
Financiere de Segur s.a.s.
Le Bozec Filtration & Systems, s.a.s.
Paris, France
Ultrafilter s.a.s.
Vigny, France
Donaldson GmbH
Torit DCE GmbH
Dulmen, Germany
Donaldson Filtration Deutschland GmbH
Donaldson Deutschland Holding GmbH
Haan, Germany
Ultratroc GmbH
Flensburg, Germany
Donaldson Filtration Magyarorszag Kft.
Budapest, Hungary
Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India
P.T. Donaldson Systems Indonesia
P.T. Donaldson Filtration Indonesia
Jakarta, Indonesia
Donaldson Italia s.r.l.
Ostiglia, Italy

Nippon Donaldson Ltd.
Tokyo, Japan
Donaldson Company Inc. (Luxembourg) SCS
DLXH S.a.r.l.
Luxembourg City, Luxembourg
Donaldson Filtration
(Malaysia) Sdn. Bnd.
Selangor Darul Ehsan, Malaysia
Donaldson, S.A. de C.V.
Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Aguascalientes, Mexico
Donaldson Torit, B.V.
Donaldson Nederland B.V.
Almere, Netherlands
Donaldson Filtration Norway a.s.
Moss, Norway
Donaldson Filtration (Philippines) Inc.
Muntinlupa City, Philippines
Donaldson Polska Sp. z.o.o.
Warsaw, Poland
Donaldson Filtration (Asia Pacific) Pte. Ltd.
Singapore
Donaldson Filtration Slovensko s.r.o.
Bratislava, Slovakia
Donaldson Filtration Systems (Pty) Ltd.
Cape Town, South Africa
Donaldson Korea Co., Ltd.
Seoul, South Korea
Donaldson Iberica Soluciones
en Filtracion, S.L.
Barcelona, Spain

Donaldson Filtros Iberica S.L.
Madrid, Spain
Ultrafilter S.L.
Terrassa, Spain
Donaldson Schweiz GmbH
Aarau, Switzerland
Donaldson Taiwan Ltd.
Taipei, Taiwan
Donaldson Filtration (Thailand) Ltd.
Nothaburi, Thailand
Donaldson (Thailand) Ltd.
Rayong, Thailand
Donaldson Filtre Sistemleri
Ticaret Limited Sirketi
Istanbul, Turkey
Donaldson Filter Components Ltd.
Donaldson UK Holding Ltd.
DFCH Ltd.
Hull, United Kingdom
Donaldson Filtration (GB) Ltd.
DCE Donaldson Ltd.
DCE Group Ltd.
Ultrafilter Ltd.
Leicester, United Kingdom

Donaldson Capital, Inc.
ASHC, Inc.
Minneapolis, MN USA
Aerospace Filtration Systems, Inc.
St. Charles, MO USA

Joint Ventures

Advanced Filtration Systems, Inc.

Champaign, Illinois

Ultrafilter Pty. Ltd.

India

P.T. Panata Jaya Mandiri

Jakarta, Indonesia

Rashed Al-Rashed & Sons —

Donaldson Company Ltd.

Dammam, Saudi Arabia